The Dow Chemical Company Midland, MI 48674 USA

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Chris Huntley
The Dow Chemical Company
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Dow Acquires Rohm and Haas, Creating World’s Leading
Specialty Chemicals and Advanced Materials Company

$18.8 Billion Transaction Marks Pivotal Point in Dow’s Transformation

MIDLAND, MICH. – July 10, 2008 – Dow (NYSE: DOW) and Rohm and Haas (NYSE: ROH) today announced a definitive agreement, under which Dow will acquire all outstanding shares of Rohm and Haas common stock for $78 per share in cash.  The acquisition of Rohm and Haas will make Dow the world’s leading specialty chemicals and advanced materials company, combining the two organizations’ best-in-class technologies, broad geographic reach and strong industry channels to create an outstanding business portfolio with significant growth opportunities.

The transaction marks a decisive move in Dow’s transformation into an earnings growth company with reduced cyclicality.  Last December, Dow announced a joint venture with Petrochemical Industries Company of the State of Kuwait (PIC).  With the collective impact of these two deals, performance products and advanced materials will represent 69 percent of Dow’s total sales, on a 2007 pro forma basis, compared with 51 percent prior to these transactions.

Financing for the acquisition includes an equity investment by Berkshire Hathaway and the Kuwait Investment Authority in the form of convertible preferred securities for $3 billion and $1 billion respectively.  Debt financing has been committed by Citi, Merrill Lynch and Morgan Stanley who acted as financial advisors on the transaction.

Andrew N. Liveris, Dow chairman and CEO, commented:

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

Dow Acquires Rohm and Haas

“The acquisition of Rohm and Haas is a defining step in our transformational strategy to shape the “Dow of Tomorrow” – a high value, diversified chemicals and materials company, creating the largest specialty chemicals company in the United States with a leading global position in performance products and advanced materials.

“After an extensive analysis of acquisition opportunities in the marketplace, it became clear that Rohm and Haas is the ideal company to accelerate Dow’s transformation.  The addition of Rohm and Haas’ portfolio is game-changing for Dow, enabling us to accelerate the growth of our Performance business portfolio and affording us a strong position in the global specialty chemicals and advanced materials sectors.  Rohm and Haas brings us access to new and exciting technologies and offers an extended reach into emerging geographies, all of which are highly complementary to Dow’s existing platforms and value growth priorities.

“Dow has a great deal of respect for Rohm and Haas and values the strong market-facing culture and solid reputation that have made it one of the most successful companies in the specialty sector and such a desirable entity.  We are also thrilled with the investment by Berkshire Hathaway and the Kuwait Investment Authority, which we believe further underscores the merits of this transaction, our strategy and the great growth potential resulting from Dow’s transformation.”

Rohm and Haas chairman and CEO Raj L. Gupta stated, “When this transaction is completed, Rohm and Haas will be a critical component of the New Dow, the world’s preeminent chemical company and will be aligned with a forward-looking US-based enterprise, committed to investing in research for new technology solutions to many of the most pressing societal needs.  We believe that by becoming a part of Dow, we secure a brighter future and greater growth prospects for our employees, consistent with the vision of our founders to remain a high-quality supplier of innovative technology and solutions.”

The New Dow: An Earnings Growth Company
In addition to offering immediate and certain value to Rohm and Haas shareholders, the acquisition of Rohm and Haas by Dow will create significant value and enhanced growth potential for Dow shareholders.

Dow Acquires Rohm and Haas

Dow’s acquisition of Rohm and Haas significantly strengthens and expands its specialty business and results in a decisive step towards establishing Dow as an earnings-growth company, markedly shifting the balance of its portfolio towards higher growth, higher margin specialties  businesses. The transaction, coupled with the pending joint venture between Dow and PIC, will increase the pro forma 2007 EBITDA contribution from Dow’s Performance businesses to 67 percent from 52 percent, delivering greater earnings consistency throughout the industry cycle. Rohm and Haas provides Dow with an excellent position in a number of industry segments that are poised for significant growth given long-term market megatrends, most notably in the electronic materials and coatings segments.  In addition to its leading platforms in these two important segments, Rohm and Haas has a strong presence in a number of other attractive areas such as water solutions, adhesives, personal care, biocides, and building and packaging materials.  The acquisition will unlock value from Dow’s existing portfolio by delivering a range of innovative new products and technologies to these high growth downstream sectors, while at the same time expanding the product offering for sale through Dow’s own existing market channels.

Acquisition Will Deliver Significant Cost and Revenue Synergies
Dow expects the transaction to be meaningfully accretive to earnings in the second year following completion, with pre-tax annual cost synergies expected to be at least $800 million per year.  Key areas of cost savings include increased purchasing power for raw materials; manufacturing and supply chain work process improvements; and the elimination of redundant corporate overhead for shared services and governance.

Dow also anticipates that the transaction will produce significant revenue synergies, through the application of each company’s innovative technologies and as a consequence of the combined businesses’ broader product portfolio in key industry segments with strong global growth rates. In coatings, for example, combining Dow’s state of the art mechanical dispersions technology and high throughput research capability, with Rohm and Haas’ industry leadership in acrylic latexes, provides the opportunity to further develop differentiated solutions for coatings customers.  In the electronics industry, Dow’s leadership in polymer science will enhance Rohm and Haas’ development of display films and other electronic materials.  And Dow's Low Energy Substrate Adhesives technology for non-automotive applications and its INFUSE Olefin Block Co-Polymers technology and products can enhance and broaden Rohm and Haas' product offering for differentiated adhesives.

Dow Acquires Rohm and Haas

Best-in-Class Integration to Leverage Rohm and Haas’ Strengths
Dow will establish an advanced materials business unit at Rohm and Haas’ current headquarters in Philadelphia and intends to contribute complementary Dow businesses to Rohm and Haas’ existing portfolio, such as coatings, biocides and personal care.  The total revenue of this new unit will approach $13 billion.  Dow will retain Rohm and Haas’ corporate name for this advanced materials business unit in order to capitalize on the company’s well-established brand value.
Two Rohm and Haas directors will join the Dow Board of Directors, to allow for the continued stewardship of Rohm and Haas’ corporate culture and assets, bringing the total size of Dow’s board to 14.

“Rohm and Haas is a first class company with a strong product portfolio, proven research and development capabilities and a highly talented workforce.  This acquisition affords us a tremendous opportunity to ensure the New Dow draws from the strengths of each of the two companies, capturing the best practices and the best people from each organization as we pursue our vision of becoming the largest, most profitable and most respected chemical company in the world,” said Liveris.

The transaction, which has been unanimously approved by the Boards of Directors of both companies, remains subject to approval by Rohm and Haas shareholders, customary conditions and receipt of regulatory approvals. The companies are targeting completion of the transaction by early 2009.

Investor and Analyst Presentation & Webcast
Dow and Rohm and Haas will host a webcast and teleconference for the investment community today, July 10, 2008 at 9:00 a.m. EST to discuss the announcement.  To access the live webcast, go to Dow (www.dow.com) and Rohm and Haas’s (www.rohmhaas.com) web sites and click on the webcast icon at least 15 minutes prior to the event to register. An accompanying slide presentation will be available for download on (www.dow.com) and www.rohmhaas.com just prior to the start of the meeting.

About Dow
With annual sales of $54 billion and 46,000 employees worldwide, Dow is a diversified chemical company that combines the power of science and technology with the "Human Element” to

Dow Acquires Rohm and Haas

constantly improve what is essential to human progress. The Company delivers a broad range of products and services to customers in around 160 countries, connecting chemistry and innovation with the principles of sustainability to help provide everything from fresh water, food and pharmaceuticals to paints, packaging and personal care products. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

About Rohm and Haas

Leading the way since 1909, Rohm and Haas is a global pioneer in the creation and development of innovative technologies and solutions for the specialty materials industry. The company’s technologies are found in a wide range of industries including: Building and Construction, Electronics and Electronic Devices, Household Goods and Personal Care, Packaging and Paper, Transportation, Pharmaceutical and Medical, Water, Food and Food Related, and Industrial Process. Innovative Rohm and Haas technologies and solutions help to improve life every day, around the world. Based in Philadelphia, PA, the company generated annual sales of approximately $8.9 billion in 2007. Visit www.rohmhaas.com for more information. Imagine the possibilities™.

Note: The statements contained in this document involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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